SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported:    March 17, 2008

PATIENT PORTAL TECHNOLOGIES, INC.
(Exact Name of Registrant As Specified In Its Charter)

DELAWARE	333-107826	02-0656132
(State of Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8276 Willett Parkway, Baldwinsville, NY	13027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(315) 638-6708

The following current report under Section 13 or 15(d) of the  Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

ITEM 4.01    CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS

On March 17, 2008, the Registrant announced that it had retained the Certified Public Accounting firm of Harris Rattray CPA to serve as the Registrant’s independent Certifying Accountant to complete the audit of the Registrant’s financial statements for the calendar year ended December 31, 2007.  The previous Certifying Accountant, Walden Certified Public Accountant, P.A., discontinued for cost effective purposes in that position due to the Registrant’s change of location of its principal business operations to Baldwinsville, NY.  This change was not due to any disagreement with management or with the policies, systems, controls or procedures of the Registrant.  The Letter of Resignation is attached hereto as an Exhibit.

ITEM 8.01    OTHER INFORMATION

On March 14, 2008, the Registrant announced that it had moved its principal executive offices into a 9,600 sq.ft. facility located at 8276 Willett Parkway, Baldwinsville, NY 13027.  This facility previously housed the Registrant’s call and data center and support functions.  This facility will also serve as the headquarters of the Registrant’s Patient Portal Connect, Inc. subsidiary.  The Registrant’s TB&A Television Inc. subsidiary will continue to maintain its operations and warehouse facility at 20 Pineview Drive, Amherst, NY.

SIGNATURES

Pursuant  to the  Requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

DATED: March 17, 2008	PATIENT PORTAL TECHNOLOGY, INC.

By: /s/ KEVIN KELLY
President